Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 4 to the Registration Statement on Form S-4 of CID HoldCo, Inc. of our report dated May 15, 2024, except for Note 10, as to which the date is July 1, 2024, relating to the financial statements of SEE ID, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

January 7, 2025